Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Filing on Form 8-K of our report dated March 12, 2025, relating to the consolidated financial statements of TC Bancshares, Inc. for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts”.

/s/ WIPFLI LLP

Atlanta, Georgia

December 1, 2025